SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2011

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Compensation, Bonuses and Equity Grants

On December 12, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Achillion Pharmaceuticals, Inc. (the “Company”) authorized the payment of annual bonus awards to the Company’s principal executive officer, principal financial officer and other Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K) for work performed by each such officer during the year ended December 31, 2011 (the “2011 Bonus Award”) and approved annual base salaries to be effective as of January 1, 2012. Bonus awards for each officer are based on the Company’s overall performance in the fiscal year, as well as each officer’s individual performance as measured against pre-determined corporate and personal objectives. The target bonus amounts previously established by the Company’s Board of Directors are 35% of the base salary for each vice president or senior vice president, 40% of the base salary for the president of research and development and 60% of the base salary for the Company’s chief executive officer. Because clinical milestones related to the Company’s protease inhibitors, which serve as the basis for measuring achievement of certain corporate objectives, are expected to be measurable in the near term, but were not measurable at the time the Compensation Committee approved the 2011 Bonus Awards, the Compensation Committee elected to make the 2011 Bonus Awards at approximately one-half their target levels. The Compensation Committee anticipates meeting in the first quarter of 2012 to assess whether the outstanding milestones have been achieved and, as such, whether the remaining proportion of the target bonus amounts will be awarded.

In addition to receiving bonus awards, each executive officer was granted an incentive stock option to purchase shares of the Company’s common stock at a purchase price equal to $7.59 per share, representing the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant. Such options are subject to the provisions of the Company’s 2006 Stock Incentive Plan (the “Plan”), vest over a period of four-years, and have a term of ten years. The following table sets forth the 2011 Bonus Awards and equity option awards and the 2012 annual base salary amounts for each such officer:

Name of Executive Officer	2011 Bonus Award	No. Shares Subject to 2011 Performance Equity Grant	2012 Base Salary	Target Bonus Percentage
Michael D. Kishbauch	$135,405	125,000	$470,300	60%
Milind S. Deshpande, Ph.D.	$72,268	100,000	$376,100	40%
Gautam Shah, Ph.D.	$51,538	75,000	$313,700	35%
Mary Kay Fenton	$52,838	75,000	$300,800	35%
Elizabeth Olek, D.O	$49,528	50,000	$310,100	35%
Joseph Truitt	$50,960	100,000	$304,200	35%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: December 16, 2011	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer